Exhibit 99.1

Bioventus Issues Revised Third Quarter Results; Updates Full-Year 2022 Financial Guidance
DURHAM, NC – November 21, 2022 – Bioventus Inc. (Nasdaq: BVS) ("Bioventus" or "the Company"), a global leader in innovations for active healing, today amended its previously announced financial results for the three and nine months ended October 1, 2022.
Due to the adverse effect on the previously announced third quarter 2022 financial results and revenue guidance that resulted from additional rebate claims related to certain of the Company’s products and a non-cash impairment charge required by U.S. generally accepted accounting principles resulting from the recent decline in the Company’s market capitalization subsequent to its previously announced financial results for the third quarter of 2022, the Company is amending its previously announced third quarter financial results as provided below, which replaces the earnings release of November 8, 2022 in its entirety.
Q3 Financial Summary & Recent Highlights:
•Net Sales of $128.7 million, up $19.8 million, or 18.2%, year-over-year as reported (19.1% constant currency*) and down (0.5%) organically* (0.3% constant currency*)
•Net Loss of $145.7 million, compared to Net Loss of $2.3 million in prior-year period
•Adjusted EBITDA* of $21.0 million, compared to $21.3 million in prior-year period
•Loss per share of Class A common stock of $1.76, compared to $0.03 in prior-year period
•Non-GAAP earnings per share of Class A common stock* of $0.06, compared to $0.19 in prior-year period

“We remain focused on delivering above market revenue growth and driving enhanced profitability while improving our internal processes for efficiencies and effectiveness," commented Ken Reali, Bioventus’ chief executive officer. “We are also thoroughly investigating all options to strategically strengthen our portfolio and financial profile and position our company for long-term success.”

*See below under “Use of Non-GAAP Financial Measures” for more details.

Third Quarter 2022 Financial Results:
The following table represents net sales by geographic region, and by vertical, for the three months ended October 1, 2022 and October 2, 2021, respectively:

	Three Months Ended		Change as Reported		Constant Currency* Change
	October 1, 2022	October 2, 2021	$	%	%
U.S.
Pain Treatments	$47,010	$55,963	$(8,953)	(16.0%)	(16.0%)
Restorative Therapies	38,096	25,634	12,462	48.6%	48.6%
Surgical Solutions	31,182	17,565	13,617	77.5%	77.5%
Total U.S. net sales	116,288	99,162	17,126	17.3%	17.3%
International
Pain Treatments	5,090	4,672	418	8.9%	20.5%
Restorative Therapies	4,047	4,841	(794)	(16.4%)	(9.6%)
Surgical Solutions	3,237	215	3,022	NM	NM
Total International net sales	12,374	9,728	2,646	27.2%	38.9%
Total net sales	$128,662	$108,890	$19,772	18.2%	19.1%
Total net sales were $128.7 million compared to $108.9 million for the third quarter of 2021, an increase of $19.8 million, or 18.2%, year-over-year, primarily due to acquisitions. International net sales for the third quarter of 2022 increased 27.2% year-over-year, or 38.9% on a constant currency* basis.
Gross profit was $84.5 million, or 65.7% of net sales, compared to $79.1 million, or 72.6% of net sales, for the third quarter of 2021, an increase of $5.5 million year-over-year. Non-GAAP gross profit* was $95.9 million, or 74.5% of net sales, compared to $85.7 million, or 78.7% of net sales, for the third quarter of 2021, an increase of $10.2 million year-over-year.
Operating loss was ($200.9) million, compared to operating loss of ($1.0) million for the third quarter of 2021, a decrease of ($199.8) million, year-over-year. This loss was primarily related to a $189.2 million non-cash impairment charge due to the recent decline in our market capitalization subsequent to our previously announced financial results for the three and nine months ended October 1, 2022. Operating margin was (156.1%) of net sales, compared to (1.0%) of net sales for the third quarter of 2021. Non-GAAP operating income* was $15.9 million, compared to $15.7 million for the third quarter of 2021, an increase of $0.2 million year-over-year. Non-GAAP operating margin* was 12.4% of net sales, compared to 14.4% of net sales for the third quarter of 2021.
Net loss was $145.7 million, compared to net loss of $2.3 million for the third quarter of 2021, a decrease of $143.4 million year-over-year. Non-GAAP net loss* was $5.5 million, compared to Non-GAAP net income of $10.7 million, for the third quarter of 2021, a decrease of ($5.2) million, year-over-year.
Adjusted EBITDA* was $21.0 million, compared to $21.3 million for the third quarter of 2021, a decrease of ($0.3) million year-over-year.
Loss per share of Class A common stock was $1.76, compared to $0.03 for the third quarter of 2021.
Non-GAAP earnings per share of Class A common stock* was $0.06, compared to $0.19 for the third quarter of 2021.
Balance Sheet:
As of October 1, 2022, the Company had $34.4 million in cash and cash equivalents and $424.4 million in debt obligations, compared to $43.9 million in cash and cash equivalents and $357.7 million in debt obligations as of December 31, 2021.

*See below under “Use of Non-GAAP Financial Measures” for more details.

Updated Full Year 2022 Financial Guidance:
For the twelve months ending December 31, 2022, the Company now expects:
•Net sales of $517 million to $522 million, representing year-over-year growth of approximately 20% to 21%, representing an update to the prior guidance of $547.5 million to $562.5 million.
•Adjusted EBITDA* of $75 million to $79 million, compared to $80.8 million for the year ended December 31, 2021, and representing an update from the prior guidance of $94 million to $104 million.
•Non-GAAP EPS* of $0.20 to $0.25, compared to $0.75 for the year ended December 31, 2021, and representing an update from the prior guidance of $0.47 to $0.57.
During the second quarter of 2022, prior to obtaining the results from our Phase 2 trial, we elected to discontinue the development of MOTYS, to focus our resources on other priorities, including the integration of our recent acquisitions and our expanded R&D and product development portfolio we inherited with these acquisitions. We may assess further strategic options at a future date. Adjusted EBITDA and Non-GAAP EPS guidance reflect costs related to the fulfillment of remaining regulatory obligations as an adjusting item. Please see footnote (j) to the table "Reconciliation of Net (Loss) Income to Adjusted EBITDA (unaudited)" below for additional information regarding the reconciling item for MOTYS Costs (as defined below).
The Company does not provide U.S. GAAP financial measures, other than net sales, on a forward-looking basis, because the Company is unable to predict with reasonable certainty the impact and timing of acquisition related expenses, accounting fair-value adjustments, and certain other reconciling items without unreasonable efforts. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with U.S. GAAP.
The Company's guidance reflects its current expectations regarding the impact of COVID-19 on its business. The severity and duration of the COVID-19 pandemic are outside of the Company’s control and, given the uncertain nature of the pandemic, could cause the Company’s future operating results to be different from our current expectations, particularly if the impact of the pandemic worsens.
Presentation: This press release presents historical results, for the periods presented, of Bioventus Inc., including Bioventus LLC, the predecessor of Bioventus Inc. for financial reporting purposes.
About Bioventus
Bioventus delivers clinically proven, cost-effective products that help people heal quickly and safely. Its mission is to make a difference by helping patients resume and enjoy active lives. The Innovations for Active Healing from Bioventus include offerings for pain treatments, restorative therapies and surgical solutions. Built on a commitment to high quality standards, evidence-based medicine and strong ethical behavior, Bioventus is a trusted partner for physicians worldwide. For more information, visit www.bioventus.com, and follow the Company on LinkedIn and Twitter. Bioventus and the Bioventus logo are registered trademarks of Bioventus LLC.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements concerning our financial guidance (including expected MOTYS Costs) and expected financial performance; our business strategy, position and operations; expected sales trends, opportunities, market position and growth (including from the acquisition of CartiHeal); our integration plans; and expected impacts of the COVID-19 pandemic. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.
*See below under “Use of Non-GAAP Financial Measures” for more details.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause our actual results to differ materially from those contemplated in this press release include, but are not limited to, the risk that the material weakness we identified or a new material risk could adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner; our ability to complete acquisitions or successfully integrate new businesses, such as CartiHeal, products or technologies in a cost-effective and non-disruptive manner; we might not be able to continue to fund our operations for at least the next twelve months as a going concern; we might not meet certain of our debt covenants under our Credit Agreement and might be required to repay our indebtedness; we might not be able to fund the remainder of the deferred consideration for the CartiHeal acquisition as it becomes due; our business may continue to experience adverse impacts as a result of the COVID-19 pandemic; we are highly dependent on a limited number of products; our long-term growth depends on our ability to develop, acquire and commercialize new products, line extensions or expanded indications; we may be unable to successfully commercialize newly developed or acquired products or therapies in the United States; demand for our existing portfolio of products and any new products, line extensions or expanded indications depends on the continued and future acceptance of our products by physicians, patients, third-party payers and others in the medical community; the proposed down classification of non-invasive bone growth stimulators, including our Exogen system, by the U.S. Food and Drug Administration (FDA) could increase future competition for bone growth stimulators and otherwise adversely affect the Company’s sales of Exogen; failure to achieve and maintain adequate levels of coverage and/or reimbursement for our products or future products, the procedures using our products, such as our hyaluronic acid (HA) viscosupplements, or future products we may seek to commercialize, such as our recently acquired Agili-C product; pricing pressure and other competitive factors; governments outside the United States might not provide coverage or reimbursement of our products; we compete and may compete in the future against other companies, some of which have longer operating histories, more established products or greater resources than we do; the reclassification of our HA products from medical devices to drugs in the United States by the FDA could negatively impact our ability to market these products and may require that we conduct costly additional clinical studies to support current or future indications for use of those products; our ability to maintain our competitive position depends on our ability to attract, retain and motivate our senior management team and highly qualified personnel; our failure to properly manage our anticipated growth and strengthen our brands; risks related to product liability claims; fluctuations in demand for our products; issues relating to the supply of our products, potential supply chain disruptions and the increased cost of parts and components used to manufacture our products due to inflation; our reliance on a limited number of third-party manufacturers to manufacture certain of our products; if our facilities are damaged or become inoperable, we will be unable to continue to research, develop and manufacture our products; failure to maintain contractual relationships; security breaches, unauthorized disclosure of information, denial of service attacks or the perception that confidential information in our possession is not secure; failure of key information technology and communications systems, process or sites; risks related to international sales and operations; risks related to our debt and future capital needs; failure to comply with extensive governmental regulation relevant to us and our products; we may be subject to enforcement action if we engage in improper claims submission practices and resulting audits or denials of our claims by government agencies could reduce our net sales or profits; the FDA regulatory process is expensive, time-consuming and uncertain, and the failure to obtain and maintain required regulatory clearances and approvals could prevent us from commercializing our products; if clinical studies of our future products do not produce results necessary to support regulatory clearance or approval in the United States or elsewhere, we will be unable to expand the indications for or commercialize these products; legislative or regulatory reforms; risks related to intellectual property matters; and the other risks identified in the Risk Factors section of the Company’s public filings with the Securities and Exchange Commission (SEC), including Bioventus’ Annual Report on Form 10-K for the year ended December 31, 2021 as updated by Bioventus' subsequent Quarterly Report on Form 10-Q for the quarter ended October 1, 2022 and as may be further updated from time to time in Bioventus’ other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of Bioventus’ website at https://ir.bioventus.com. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ materially from those set forth in the forward-looking statements.

BIOVENTUS INC.
Consolidated balance sheets
As of October 1, 2022 and December 31, 2021
(Amounts in thousands, except share amounts) (unaudited)

	October 1, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$34,359	$43,933
Restricted cash	23	5,280
Accounts receivable, net	132,185	124,963
Inventory	76,952	61,688
Prepaid and other current assets	27,563	27,239
Total current assets	271,082	263,103
Restricted cash, less current portion	—	50,000
Property and equipment, net	26,643	22,985
Goodwill	15,359	147,623
Intangible assets, net	1,055,601	695,193
Operating lease assets	16,304	17,186
Deferred tax assets	—	481
Investment and other assets	13,033	29,291
Total assets	$1,398,022	$1,225,862
Liabilities and Members’ Equity
Current liabilities:
Accounts payable	$19,075	$16,915
Accrued liabilities	116,890	131,473
Accrued equity-based compensation	—	10,875
Current portion of long-term debt	31,302	18,038
Current portion of deferred consideration	117,615	—
Other current liabilities	3,491	3,558
Total current liabilities	288,373	180,859
Long-term debt, less current portion	393,102	339,644
Deferred income taxes	159,300	133,518
Deferred consideration	71,923	—
Contingent consideration	81,914	16,329
Other long-term liabilities	24,264	21,723
Total liabilities	1,018,876	692,073
Stockholders’ Equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued
Class A common stock, $0.001 par value, 250,000,000 shares authorized as of October 1, 2022 and December 31, 2021, 61,777,875 and 59,548,504 shares issued and outstanding as of October 1, 2022 and December 31, 2021, respectively	64	59
Class B common stock, $0.001 par value, 50,000,000 shares authorized, 15,786,737 shares issued and outstanding as of October 1, 2022 and December 31, 2021	16	16
Additional paid-in capital	478,033	465,272
Accumulated deficit	(133,376)	(6,602)
Accumulated other comprehensive (loss) income	(1,340)	179
Total stockholders’ equity attributable to Bioventus Inc.	343,397	458,924
Noncontrolling interest	35,749	74,865
Total stockholders’ equity	379,146	533,789
Total liabilities and stockholders’ equity	$1,398,022	$1,225,862

BIOVENTUS INC.
Consolidated statements of operations and comprehensive (loss) income
(Amounts in thousands, except share and per share data, unaudited)

	Three Months Ended		Nine Months Ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Net sales	$128,662	$108,890	$386,283	$300,484
Cost of sales (including depreciation and amortization of $11,331 and $6,637, $30,233, $17,491 respectively)	44,127	29,821	129,392	85,546
Gross profit	84,535	79,069	256,891	214,938
Selling, general and administrative expense	79,194	69,636	254,938	173,372
Research and development expense	5,840	6,153	19,134	11,936
Restructuring costs	575	1,798	2,159	1,798
Change in fair value of contingent consideration	3,142	651	3,684	1,292
Depreciation and amortization	7,442	1,878	13,392	5,655
Impairment of goodwill	189,197	—	189,197	—
Impairment of variable interest entity assets	—	—	—	5,674
Operating (loss) income	(200,855)	(1,047)	(225,613)	15,211
Interest expense, net	9,894	1,347	10,922	152
Other (income) expense	(23,272)	757	(22,350)	2,821
Other (income) expense	(13,378)	2,104	(11,428)	2,973
(Loss) income before income taxes	(187,477)	(3,151)	(214,185)	12,238
Income tax (benefit) expense, net	(41,779)	(882)	(45,667)	759
Net (loss) income	(145,698)	(2,269)	(168,518)	11,479
Loss attributable to noncontrolling interest	37,453	1,198	41,744	8,260
Net (loss) income attributable to Bioventus Inc.	$(108,245)	$(1,071)	$(126,774)	$19,739

Net (loss) income	$(145,698)	$(2,269)	$(168,518)	$11,479
Other comprehensive loss, net of tax
Change in foreign currency translation adjustments	(723)	(366)	(1,912)	(1,225)
Comprehensive loss	(146,421)	(2,635)	(170,430)	10,254
Comprehensive loss attributable to noncontrolling interest	37,600	1,300	42,137	8,182
Comprehensive (loss) income attributable to Bioventus Inc.	$(108,821)	$(1,335)	$(128,293)	$18,436

Loss per share of Class A common stock(1):
Basic and Diluted	$(1.76)	$(0.03)	$(2.07)	$(0.15)
Weighted-average shares of Class A common stock outstanding(1):
Basic and diluted	61,674,254	41,837,581	61,208,941	41,816,706

(1) Per share information for the nine months ended October 2, 2021 represents loss per share of Class A common stock and weighted-average shares of Class A common stock outstanding from February 16, 2021 through October 2, 2021, the period following Bioventus Inc.'s initial public offering (IPO) and related transactions completed in connection with the IPO as described in the Company's SEC filings.

BIOVENTUS INC.
Consolidated condensed statements of cash flows
(Amounts in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Operating activities:
Net (loss) income	$(145,698)	$(2,269)	$(168,518)	$11,479
Adjustments to reconcile net (loss) income to net cash from operating activities:
Depreciation and amortization	18,780	8,522	43,643	23,185
Equity-based compensation	4,648	5,938	14,153	(10,621)
Change in fair value of contingent consideration	3,142	651	3,684	1,292
Change in fair value of Equity Participation Rights	—	—	—	(2,774)
Change in fair value of interest rate swap	(2,222)	(81)	(6,418)	(1,391)
Revaluation gain on previously held equity interest in CartiHeal	(23,709)	—	(23,709)	—
Impairment of goodwill	189,197	—	189,197	—
Impairments related to variable interest entity	—	—	—	7,043
Deferred income taxes	(19,456)	(722)	(47,154)	(1,703)
Unrealized loss on foreign currency fluctuations	1,906	770	2,926	1,224
Other, net	1,127	356	4,040	269
Changes in working capital	(28,416)	(2,578)	(30,625)	(18,129)
Net cash from operating activities	(701)	10,587	(18,781)	9,874
Investing activities:
Acquisition of CartiHeal, net of cash acquired	(54,841)	—	(104,841)	—
Acquisition of Bioness, net of cash acquired	—	(1,000)	—	(46,790)
Purchase of property and equipment	(1,649)	(1,926)	(6,639)	(4,568)
Investments and acquisition of distribution rights	—	(10,260)	(1,478)	(11,124)
Other	156	—	(75)	—
Net cash from investing activities	(56,334)	(13,186)	(113,033)	(62,482)
Financing activities:
Proceeds from issuance of Class A common stock sold in initial public offering, net of underwriting discounts and offering costs	—	—	—	107,777
Proceeds from issuance of Class A and B common stock	482	417	4,739	747
Tax withholdings on equity-based compensation	—	—	(3,352)	—
Borrowing on revolver	—	—	25,000	—
Payment on revolver	(25,000)	—	(25,000)	—
Proceeds from the issuance of long-term debt, net of issuance costs	79,659	—	79,659	—
Payments on long-term debt	(4,509)	(3,750)	(13,528)	(11,250)
Refunds from members	—	(996)	—	(183)
Other, net	22	(17)	(4)	(28)
Net cash from financing activities	50,654	(4,346)	67,514	97,063
Effect of exchange rate changes on cash	(238)	(206)	(531)	(377)
Net change in cash, cash equivalents and restricted cash	(6,619)	(7,151)	(64,831)	44,078
Cash, cash equivalents and restricted cash at the beginning of the period	41,001	138,068	99,213	86,839
Cash, cash equivalents and restricted cash at the end of the period	$34,382	$130,917	$34,382	$130,917

Use of Non-GAAP Financial Measures
Organic Revenue Growth
The Company defines the term “organic revenue” as revenue in the stated period excluding the impact from business acquisitions and divestitures. The Company uses the related term “organic revenue growth” to refer to the financial performance metric of comparing the stated period's organic revenue with the reported revenue of the corresponding period in the prior year. The Company believes that these non-GAAP financial measures, when taken together with our GAAP financial measures, allow the Company and its investors to better measure the Company’s performance and evaluate long-term performance trends. Organic revenue growth also facilitates easier comparisons of the Company’s performance with prior and future periods and relative comparisons to its peers. The Company excludes the effect of acquisitions and divestitures because these activities can have a significant impact on the Company's reported results, which the Company believes makes comparisons of long-term performance trends difficult for management and investors.
Adjusted EBITDA, Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expense, Non-GAAP Operating Margin, Non-GAAP Net Income, and Non-GAAP Earnings per share of Class A Common Stock
We present Adjusted EBITDA, Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expense, Non-GAAP Operating Margin, Non-GAAP Net Income, and Non-GAAP Earnings per share of Class A common stock, all non-GAAP financial measures, to supplement our GAAP financial reporting, because we believe these measures are useful indicators of our operating performance. We revised our prior year presentation of our Non-GAAP measures to condense the adjustments in order to simplify the presentation. Prior periods have been recast to conform to the current periods.
We define Adjusted EBITDA as net (loss) income from continuing operations before depreciation and amortization, provision of income taxes and interest expense (income), net, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include acquisition and related costs, remeasurement gains and losses on investments, impairments on goodwill, restructuring and succession charges, equity compensation expense, equity loss in unconsolidated investments, foreign currency impact, and other items. See the table below for a reconciliation of net (loss) income to Adjusted EBITDA. Our management uses Adjusted EBITDA principally as a measure of our operating performance and believes that Adjusted EBITDA is useful to our investors because it is frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to ours. Our management also uses Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.
Our management uses Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expense, Non-GAAP Operating Margin and Non-GAAP Net Income principally as measures of our operating performance and believes that these non-GAAP financial measures are useful to better understand the long term performance of our core business and to facilitate comparison of our results to those of peer companies. Our management also uses these non-GAAP financial measures for planning purposes, including the preparation of our annual operating budget and financial projections.
We define Non-GAAP Gross Profit as gross profit, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization included in the cost of goods sold and acquisition and related costs in the cost of goods sold. We define Non-GAAP Gross Margin as Non-GAAP Gross Profit divided by net sales. See the table below for a reconciliation of gross profit and gross margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin.
We define Non-GAAP Operating Income as operating income, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, remeasurement gains and losses on investments, impairments on goodwill, restructuring and succession charges, and other items. Non-GAAP Operating Margin is defined as Non-GAAP Operating Income divided by net sales. See the table below for a reconciliation of operating (loss) income and operating margin to Non-GAAP Operating Income and Non-GAAP Operating Margin.
*See below under “Use of Non-GAAP Financial Measures” for more details.

We define Non-GAAP Operating Expense as operating expenses, adjusted to exclude certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, remeasurements gains and losses on investments, impairments on goodwill, restructuring and succession charges, and other items. See the table below for a reconciliation of operating expenses to Non-GAAP Operating Expenses.
We define Non-GAAP Net Income as Net Income, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, restructuring and succession charges, other items, and the tax effect of adjusting items. Starting in the fourth quarter of 2021, we revised our presentation of Non-GAAP Net Income to include the income tax effect of adjusting items. The income tax effect was calculated by applying management's expectation of a long-term normalized effective tax rate to the adjusting items. Prior period presentation has been recast to conform to current period presentation. See the table below for a reconciliation of Net (Loss) Income to Non-GAAP Net Income.
We define Non-GAAP Earnings per Class A share as Earnings per Class A share, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, restructuring and succession charges, other items, and the tax effect of adjusting items divided by weighted average number of shares of Class A common stock outstanding during the period. Starting in the fourth quarter of 2021, we revised our presentation of Non-GAAP Earnings per Class A share to include the income tax effect of adjusting items. The income tax effect was calculated by applying management's expectation of a long-term normalized effective tax rate to the adjusting items. Prior period presentation has been recast to conform to current period presentation. See the table below for a reconciliation of loss per Class A share to Non-GAAP Earnings per Class A share.
Net Sales, International Net Sales Growth and Organic Revenue Growth on a Constant Currency Basis
Net Sales, International Net Sales Growth and Organic Revenue Growth on a Constant Currency Basis are non-GAAP measures, which are calculated by translating current and prior year results at the same foreign currency exchange rate. Constant currency can be presented for numerous GAAP measures, but is most commonly used by management to facilitate the comparison sales in foreign currencies to prior periods and analyze net sales performance without the impact of changes in foreign currency exchange rates.
*See below under “Use of Non-GAAP Financial Measures” for more details.

Limitations of the Usefulness of Non-GAAP Measures
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for, or as superior to, the financial information prepared and presented in accordance with GAAP. These measures might exclude certain normal recurring expenses. Therefore, these measures may not provide a complete understanding of the Company's performance and should be reviewed in conjunction with the GAAP financial measures. Additionally, other companies might define their non-GAAP financial measures differently than we do. Investors are encouraged to review the reconciliation of the non-GAAP measures provided in this press release, including in the tables below, to their most directly comparable GAAP measures.
Reconciliation of Net (Loss) Income to Adjusted EBITDA (unaudited)

	Three Months Ended		Nine Months Ended		Twelve Months Ended
($, thousands)	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021	December 31, 2021
Net (loss) income	$(145,698)	$(2,269)	$(168,518)	$11,479	$9,586
Interest expense, net	9,894	1,347	10,922	152	1,112
Income tax (benefit) expense, net	(41,779)	(882)	(45,667)	759	(1,966)
Depreciation and amortization(a)	18,780	8,522	43,643	23,185	34,875
Acquisition and related costs(b)	6,319	5,914	20,292	14,044	21,978
Gain on remeasurement of CartiHeal Investment(c)	(23,709)	—	(23,709)	—	—
Restructuring and succession charges(d)	575	1,798	2,847	2,142	3,717
Equity compensation(e)	4,648	5,938	14,153	(10,621)	(4,512)
Equity loss in unconsolidated investments(f)	322	419	1,003	1,320	1,868
Foreign currency impact(g)	581	17	1,122	(47)	132
Impairment of goodwill(h)	189,197	—	189,197	—	—
Impairments related to variable interest entity(i)	—	—	—	7,043	7,043
Other items(j)	1,909	511	5,796	2,816	6,926
Adjusted EBITDA	$21,039	$21,315	$51,081	$52,272	$80,759
(a)Includes for the three months ended October 1, 2022 and October 2, 2021 and the nine months ended October 1, 2022 and October 2, 2021, respectively, depreciation and amortization of $11,331, $6,637, $30,233 and $17,491 in cost of sales and $7,449, $1,885, $13,410 and $5,694 in operating expenses presented in the consolidated statements of operations and comprehensive (loss) income.
Includes for the year ended December 31, 2021, depreciation and amortization of $26,471 in cost of sales and $8,363 in operating expenses, with the balance in research and development, presented in the consolidated statements of operations and comprehensive income.
(b)Includes acquisition and integration costs related to completed acquisitions, amortization of inventory step-up associated with acquired entities, and changes in fair value of contingent consideration.
(c)Represents the gain on remeasurement of the Company’s equity method investment in CartiHeal based upon the fair value of consideration transferred for the CartiHeal acquisition.
(d)Costs incurred were the result of adopting acquisition related restructuring plans to reduce headcount, reorganize management structure, and to consolidate certain facilities, and costs related to executive transitions.
(e)The three and nine months ended October 1, 2022 and the three months ended October 2, 2021 include compensation expense resulting from awards granted under the Company’s equity-based compensation plans in effect after its IPO. The nine months ended October 2, 2021 and the twelve months ended December 31, 2021 also include the expense and the change in fair value of the liability-classified awards granted under the compensation plans in effect prior to the Company's IPO.
(f)Represents CartiHeal equity investment losses.
(g)Includes realized and unrealized gains and losses from fluctuations in foreign currency.
(h)Represents a non-cash impairment charge due to the recent decline in the Company’s market capitalization subsequent to its previously announced financial results for the three and nine months ended October 1, 2022.
(i)Represents the loss on impairment of Harbor Medtech Inc.’s (Harbor) long-lived assets and the Company’s investment in Harbor.
*See below under “Use of Non-GAAP Financial Measures” for more details.

(j)Other items primarily includes charges associated with strategic transactions, such as potential acquisitions; public company preparation costs, which primarily includes accounting and legal fees; and MOTYS Costs. During the second quarter of 2022, prior to obtaining the results from our Phase 2 trial, we elected to discontinue the development of MOTYS, to focus our resources on other priorities, including the integration of our recent acquisitions and our expanded R&D and product development portfolio we inherited with these acquisitions. We incurred $1.8 million and $2.5 million during the three and nine months ended October 1, 2022, respectively, and we expect to incur approximately $4.0 million to $6.0 million exclusively to fulfill our remaining regulatory obligations related to our Phase 2 trial (MOTYS Costs).
Reconciliation of Other Reported GAAP Measures to Non-GAAP Measures

Three Months Ended October 1, 2022	Gross Profit	SG&A	R&D	Operating (Loss)/Income	Net Income	EPS(h)
Reported GAAP measure	$84,535	$279,550	$5,840	$(200,855)	$(145,698)	$(1.76)
Reported GAAP margin	65.7%			(156.1)%
Depreciation and amortization(a)	11,331	7,442	7	18,780	18,780	0.25
Acquisition and related costs(b)	—	6,320	—	6,320	6,319	0.08
Gain on remeasurement of CartiHeal Investment(c)	—	—	—	—	(23,709)	(0.31)
Restructuring and succession charges(d)	—	575	—	575	575	0.01
Impairment of goodwill(e)	—	189,197	—	189,197	189,197	2.44
Other items(g)	—	151	1,758	1,909	1,909	0.02
Tax effect of adjusting items(h)	—	—	—	—	(41,844)	(0.68)
Non-GAAP measure	$95,866	$75,865	$4,075	$15,926	$5,529	$0.05
Non-GAAP margin	74.5%			12.4%
	Non-GAAP Gross Margin	Non-GAAP SG&A	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net Income	Adjusted EPS

Three Months Ended October 2, 2021	Gross Profit	SG&A	R&D	Operating (Loss)/Income	Net (Loss)/Income	EPS(h)
Reported GAAP measure	$79,069	$73,963	$6,153	$(1,047)	$(2,269)	$(0.03)
Reported GAAP margin	72.6%			(1.0)%
Depreciation and amortization(a)	6,637	1,878	7	8,522	8,522	0.15
Acquisition and related costs(b)	—	5,914	—	5,914	5,914	0.10
Restructuring and succession charges(d)	—	1,798	—	1,798	1,798	0.03
Impairments related to variable interest entity(f)	—	—	—	—	—	—
Other items(g)	—	511	—	511	511	0.01
Tax effect of adjusting items(h)	—	—	—	—	(3,823)	(0.07)
Non-GAAP measure	$85,706	$63,862	$6,146	$15,698	$10,653	$0.19
Non-GAAP margin	78.7%			14.4%
	Non-GAAP Gross Margin	Non-GAAP SG&A	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net Income	Adjusted EPS

*See below under “Use of Non-GAAP Financial Measures” for more details.

Nine Months Ended October 1, 2022	Gross Profit	SG&A	R&D	Operating (Loss)/Income	Net (Loss)/Income	EPS(h)
Reported GAAP measure	$256,891	$463,370	$19,134	$(225,613)	$(168,518)	$(2.07)
Reported GAAP margin	66.5%			(58.4)%
Depreciation and amortization(a)	30,233	13,392	18	43,643	43,643	0.57
Acquisition and related costs(b)	5,607	14,686	—	20,293	20,292	0.26
Gain on remeasurement of CartiHeal Investment(c)	—	—	—	—	(23,709)	(0.31)
Restructuring and succession charges(d)	—	2,847	—	2,847	2,847	0.04
Impairment of goodwill(e)	—	189,197	—	189,197	189,197	2.46
Other items(g)	—	3,254	2,542	5,796	5,796	0.08
Tax effect of adjusting items(h)	—	—	—	—	(53,017)	(0.83)
Non-GAAP measure	$292,731	$239,994	$16,574	$36,163	$16,531	$0.20
Non-GAAP margin	75.8%			9.4%
	Non-GAAP Gross Margin	Non-GAAP SG&A	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net Income	Adjusted EPS

Nine Months Ended October 2, 2021	Gross Profit	SG&A	R&D	Operating Income	Net Income	EPS(h)
Reported GAAP measure	$214,938	$187,791	$11,936	$15,211	$11,479	$(0.15)
Reported GAAP margin	71.5%			5.1%
Depreciation and amortization(a)	17,491	5,655	39	23,185	23,185	0.40
Acquisition and related costs(b)	2,106	11,938	—	14,044	14,044	0.24
Restructuring and succession charges(d)	—	2,142	—	2,142	2,142	0.04
Impairments related to variable interest entity(f)	—	5,674	—	5,674	7,043	0.03
Other items(g)	—	2,816	—	2,816	2,816	0.05
Tax effect of adjusting items(h)	—	—	—	—	(11,240)	(0.18)
Non-GAAP measure	$234,535	$159,566	$11,897	$63,072	$49,469	$0.43
Non-GAAP margin	78.1%			21.0%
	Non-GAAP Gross Margin	Non-GAAP SG&A	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net Income	Adjusted EPS
(a)Includes for the three months ended October 1, 2022 and October 2, 2021, respectively, depreciation and amortization of $11,331 and $6,637 in cost of sales and $7,449 and $1,885 in operating expenses presented in the consolidated statements of operations and comprehensive income; and for the nine months ended October 1, 2022 and October 2, 2021, respectively, depreciation and amortization of $30,233 and $17,491 in cost of sales and $13,410 and $5,694 in operating expenses presented in the consolidated statements of operations and comprehensive income.
(b)Consists of acquisition related items such as integration costs, amortization of inventory step-up and changes in fair value of contingent consideration.
(c)Represents the gain on remeasurement of the Company’s equity method investment in CartiHeal based upon the fair value of consideration transferred for the CartiHeal acquisition.
(d)Consists of restructuring plans to reduce headcount, reorganize management structure and consolidate certain facilities, as well as executive leadership transition costs.
(e)Represents a non-cash impairment charge due to the recent decline in the Company’s market capitalization subsequent to its previously announced financial results for the three and nine months ended October 1, 2022.
(f)Represents loss on impairment of Harbor’s long-lived assets and the Company’s investment in Harbor.
(g)Other items primarily includes charges associated with strategic transactions, such as potential acquisitions; public company preparation costs, which primarily includes accounting and legal fees; and MOTYS Costs.
(h)Includes $44.6 million of tax impact related to the impairment of goodwill, and an estimated tax impact of the remaining adjustments to Non-GAAP Net Income, calculated by applying a normalized statutory rate of 24.83% and 22.83% to those adjustments for the three and nine months ended October 1, 2022 and October 2, 2021, respectively. The tax effect on adjustments to EPS is normalized to exclude the effect of the non-controlling ownership interest.
*See below under “Use of Non-GAAP Financial Measures” for more details.

(i)Adjustments are pro-rated to exclude the weighted average non-controlling interest ownership of 20.4% and 27.8%, respectively, for the three and nine months ended October 1, 2022 and October 2, 2021.

Year Ended December 31, 2021	EPS(g)
Reported GAAP measure	$(0.15)
Depreciation and amortization(a)	0.59
Acquisition and related costs(b)	0.37
Restructuring and succession charges(c)	0.06
Impairments related to variable interest entity(d)	0.02
Other items(e)	0.12
Tax effect of adjusting items(f)	(0.26)
Non-GAAP measure	$0.75
(a)Includes for the year ended December 31, 2021, depreciation and amortization of $26,471 in cost of sales and $8,363 in operating expenses, with the balance in research and development, presented in the consolidated statements of operations and comprehensive income.
(b)Consists of acquisition related items such as integration costs, amortization of inventory step-up, and changes in fair value of contingent consideration.
(c)Consists of restructuring plans to reduce headcount, reorganize management structure and consolidate certain facilities, as well as executive leadership transition costs.
(d)Represents loss on impairment of Harbor’s long-lived assets and the Company’s investment in Harbor.
(e)Other items primarily consists of charges associated with strategic transactions, such as potential acquisitions, and debt retirement and modification costs.
(f)Calculated by applying a normalized statutory rate of 22.8% to the adjustments to Non-GAAP Net Income. The tax effect on adjustments to EPS is normalized to exclude the effect of the non-controlling ownership interest.
(g)Adjustments are pro-rated to exclude the weighted average non-controlling interest ownership of 23.5% for the year ended December 31, 2021.

Investor Inquiries and Media:
Dave Crawford
Bioventus
investor.relations@bioventus.com

*See below under “Use of Non-GAAP Financial Measures” for more details.